Exhibit 99.2

 Home Products International, Inc.


 Non-GAAP Financial Measures

 During our third quarter conference call to discuss financial results on October 28, 2003, a question was  asked regarding  a financial covenant  within our  senior loan  agreement.
 Such covenant includes a reference to Consolidated EBITDA (see specific definition in Note
 (2) below).  Consolidated EBITDA is a  non- GAAP financial measure within  the meaning  of
 Regulation G promulgated by the  Securities and Exchange Commission. Although Consolidated
 EBITDA  is not  a calculation in  accordance with accounting principles generally accepted in the United States ("GAAP"), the  Company believes that Consolidated EBITDA  is a useful measure, along with other measurements under GAAP, in evaluating its financial performance and its ability  to service debt, and that EBITDA is widely used as a measure of operating performance. It should also be noted that Consolidated EBITDA, as defined in the Company's
 Loan and  Security Agreement,  excludes certain  cash  charges  related  to  restructuring initiatives.  Included below is a reconciliation of the differences  between  Consolidated
 EBITDA and our reported net earnings (loss) for the periods presented.


                                    Thirteen-     Thirteen-     Thirty-nine    Thirty-nine
                                   weeks ended   weeks ended    weeks ended    weeks ended
                                  September 27, September 28,  September 27,  September 28,
                                      2003          2002           2003           2002
                                    --------      --------       --------       --------
 Net earnings (loss) as reported   $ (10,795)    $   6,093      $ (17,270)     $  11,258

  Interest expense                     3,384         3,432         10,312         10,370
  Interest income                         (2)           (7)           (64)           (61)
  Income tax expense                   7,786           133          7,830            433
  Depreciation and amortization (1)    2,313         2,446          6,571          7,868
  Gain on bond buyback                  (895)            -           (895)             -
  Eagan shutdown costs                 1,297             -          1,537              -
  Special charges (income), net            -           (73)             -            (73)
  Gain on the sale of
    servingware product line               -          (663)             -           (663)
                                    --------      --------       --------       --------
 Consolidated EBITDA (2) (3)       $   3,088     $  11,361      $   8,021      $  29,132
                                    ========      ========       ========       ========


 (1)  Excludes depreciation related  to  the  Eagan facility shutdown  which is included in the separate caption  "Eagan Shutdown Costs".  Depreciation expense,  related to  the
      Eagan facility shutdown, in the thirteen weeks and thirty-nine weeks ended  September
      27, 2003  was $729  and  $969,  respectively.  These  amounts  represent  accelerated depreciation of property, plant and equipment that  will be sold or abandoned at  the time the Company exits the Eagan facility.

 (2)  Consolidated EBITDA (as defined  in the Company's Loan  and Security Agreement) - for
      any period, net earnings (loss) for such period plus, without duplication and to  the extent reflected as a charge in  the statement of such  net earnings (loss) for  such period, the sum  of (a)  income tax expense,  (b) interest  expense, amortization  or writeoff of debt  discount and  debt issuance  costs and  commissions, discounts  and other fees and  charges associated  with money  borrowed (including  the loans),  (c)
      depreciation and amortization  expense, (d) amortization  of intangibles  (including, but not limited to, goodwill) and organization costs, (e) any extraordinary,  unusual or non-recurring expenses or losses (including,  whether or not otherwise  includable as a separate  item in the  statement of such  net earnings (loss)  for such  period, non-cash losses on sales of assets outside  of the ordinary course of business),  (f)
      any other non-cash charges (including, without limitation, the amount of any non-cash deduction to net earnings (loss) as a result of any grant to members of management of any capital stock of the borrower),  and (g) to the extent  not included in item  (e)
      above, charges or expenses incurred  as a result of  plant or facility closures,  and minus to the extent included in  the statement of such  net earnings (loss) for  such period, the sum of  (a) any extraordinary, unusual  or non-recurring income or  gains
      (including, whether or not otherwise includable  as a separate item in the  statement of such net earnings (loss) for such period, gains on the sales of assets outside  of the ordinary  course  of  business),  and  (b) any  other  non-cash  income,  all  as determined on a consolidated basis.

 (3)  Although Consolidated  EBITDA is  not a  calculation  in accordance  with  accounting principles generally accepted  in the United  States ("GAAP"),  the Company  believes that Consolidated EBITDA  is a useful  measure, along with  other measurements  under
      GAAP, in evaluating its  financial performance and its  ability to service debt,  and that EBITDA is widely used as a measure of operating performance.  Nevertheless,  the measure should  not be  considered in  isolation  or as  a substitute  for  operating income, cash flows  from operating activities  or any other  measure for  determining operating performance or liquidity  that is calculated in  accordance with  GAAP.  In addition, since  all companies  do not  calculate  EBITDA in  the same  manner,  this measure may  not  be  comparable  to  similarly  titled  measure  reported  by  other companies.  Further,  because Consolidated EBITDA  for this  purpose is  specifically defined in  the  Company's Loan  and  Security Agreement,  such  measure may  not  be comparable to  similarly titled  measures under  other agreements  or instruments  to which the Company is a party.
